De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

January 11, 2010

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

RE: Viropro, Inc.

We have read the statements that we understand Viropro, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Certified Public Accountants